        As filed with the Securities and Exchange Commission on March 31, 2000
                                                 Registration No. 333-
==============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                          ----------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                         -----------------------------
                         ADAPTIVE BROADBAND CORPORATION
             (Exact name of registrant as specified in its charter)


       Delaware                                           94-1668412
(State of Incorporation)                   (I.R.S. Employer Identification No.)

                         ----------------------------
                             1143 Borregas Avenue
                             Sunnyvale, CA  94089
                   (Address of principal executive offices)

                         -----------------------------
                             SUPPLEMENTAL EXECUTIVE
                           DEFERRED COMPENSATION PLAN
                            (Full title of the plan)

                                Kenneth J. Wees
                 Vice President, General Counsel and Secretary
                              1143 Borregas Avenue
                              Sunnyvale, CA  94089
                                 (408) 732-4000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                          ----------------------------

                                   Copies to:
                           Kenneth L. Guernsey, Esq.
                               Cooley Godward llp
                         One Maritime Plaza, 20th Floor
                            San Francisco, CA 94111
                                 (415) 693-2000

                          ----------------------------


                        CALCULATION OF REGISTRATION FEE

================================================================================================================================
                                                                Proposed Maximum         Proposed
Title of Securities                         Amount to be         Offering Price      Maximum Aggregate          Amount of
 to be Registered                            Registered           Per Share (1)     Offering Price (1)       Registration Fee
--------------------------------------------------------------------------------------------------------------------------------
Common Stock interests in the Adaptive        200,000                 51.41              10,282,000             2,714.45
 Broadband Corporation Supplemental
 Executive Deferred Compensation Plan
 (par value $.10)
=================================================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee. The offering price per share and the aggregate offering price are based upon the average of the high and low prices of the Company's Common Stock as reported on the Nasdaq Market on March 30, 2000 for shares available for grant pursuant to the Supplemental Executive Deferred Compensation Plan (pursuant to Rule 457(c) under the Act).

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by Adaptive Broadband Corporation (the "Company") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

(a) The Company's latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")

(b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual reports, the prospectus or the registration statement referred to in (a) above.

(c) The description of the Company's Common Stock which is contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

                           DESCRIPTION OF SECURITIES

Not Applicable.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

Not Applicable.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under Section 145 of the Delaware General Corporation Law, the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Registrant's bylaws provide for indemnification of officers, directors and employees, and the Company has entered into an indemnification agreement with each officer and director of the Registrant (an "Indemnitee"). Under the bylaws and such indemnification agreements, the Registrant must indemnify an Indemnitee to the fullest extent permitted by Delaware law for losses and expenses incurred in connection with actions in which the Indemnitee is involved by reason of having been a director or employee of the Registrant. In certain circumstances, the Registrant is also obligated to advance expenses an Indemnitee may incur in connection with such actions before any resolution of the action, and the Indemnitee may sue to enforce his or her right to indemnification or advancement of expenses.

     The Registrant also maintains an insurance policy insuring its directors and officers against liability for certain acts and omissions while acting in their official capacities.

     As permitted by section 102 of the Delaware General Corporation Law, the Registrant's certificate of incorporation eliminates a director's personal liability for monetary damages to the Registrant and its stockholders arising from a breach or alleged breach of a director's fiduciary duty, except for liability under section 174 of the Delaware General Corporation Law or liability for any breach of the director's duty of loyalty to the Registrant or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or for any transaction from which the director derived an improper personal benefit. The effect of this provision in the certificate of incorporation is to eliminate the rights of the Registrant and its stockholders (through stockholders' derivative suits on behalf of the Registrant) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described above.

                                   EXHIBITS

 Exhibit Number
     5.1        Opinion of Cooley Godward LLP.

    23.1        Consent of Ernst & Young LLP, Independent Auditors.

    23.2 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.

    24.1        Power of Attorney.

    99.1+       California Microwave, Inc. Supplemental Executive Deferred
                Compensation Plan

    99.2+       Adaptive Broadband Corporation Supplemental Executive Deferred
                Compensation Plan.

    99.3+       Rabbi Trust Agreement for Adaptive Broadband Corporation.

_______________________

+        Management contract or compensatory plan or arrangement.

                                  UNDERTAKINGS

1.  The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by section 10(a)(3) of the Securities
       Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.


(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to `Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference herein.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The Plan. Pursuant to the requirements of the Securities Act of 1933, as amended, the California Microwave, Inc. Administrative Committee, the administrator of the Plan, has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on March 29, 2000.

                                    SUPPLEMENTAL EXECUTIVE DEFERRED
                                    COMPENSATION PLAN

                                    By:/s/ Kenneth J. Wees
                                       --------------------------------
                                           Kenneth J. Wees

                                    Title:  Committee Member

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on March 31, 2000.
                                    Adaptive Broadband Corporation

                                    By: /s/ Frederick D. Lawrence
                                        --------------------------------
                                            Frederick D. Lawrence

                                    Title:  Chief Executive Officer



              Signature                                                 Title                               Date
        /s/ Frederick D. Lawrence                          Chairman of the Board, President, Chief      March 31 2000
---------------------------------------------------------  Executive Officer and Director (Principal
          Frederick D. Lawrence                            Executive Officer and Director)

            /s/ Donna S. Birks                             Executive Vice President and Chief           March 31, 2000
---------------------------------------------------------  Financial Officer (Principal Financial and
             Donna S. Birks                                Accounting Officer)

            /s/ Kenneth J. Wees                            Vice President, General Counsel and          March 31, 2000
---------------------------------------------------------  Secretary
              Kenneth J. Wees

                     *                                     Director                                     March 31, 2000
---------------------------------------------------------
             Leslie G. Denend

                     *                                     Director                                     March 31, 2000
---------------------------------------------------------
            George A. Joulwan

                     *                                     Director                                     March 31, 2000
---------------------------------------------------------
           William B. Marx, Jr.

                     *                                     Director                                     March 31, 2000
---------------------------------------------------------
             Terry W. Ward



              Signature                                                 Title                               Date
                     *                                     Director                                     March 31, 2000
---------------------------------------------------------
          Fredrick W. Whitridge, Jr.

* By: /s/ Kenneth J. Wees
     ----------------------------------------------------
          Kenneth J. Wees
         Attorney-in-Fact

                                 EXHIBIT INDEX

                                                                                               Sequential Page
Exhibit Number                         Description                                                 Numbers
     5.1        Opinion of Cooley Godward LLP.                                                        8

    23.1        Consent of Ernst & Young LLP, Independent Auditors.                                   9

    23.2        Consent of Cooley Godward LLP is contained in Exhibit 5.1 to
                this Registration Statement.                                                          --

    24.1        Power of Attorney.                                                                    10

    99.1+       California Microwave, Inc. Supplemental Executive Deferred
                Compensation Plan.                                                                    11

    99.2+       Adaptive Broadband Corporation Supplemental Executive Deferred
                Compensation Plan.                                                                    46

    99.3+       Rabbi Trust Agreement for Adaptive Broadband Corporation.                             74

+        Management contract or compensatory plan or arrangement.